UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2025

Next Technology Holding Inc.

(Exact name of Company as specified in charter)

Wyoming	001-41450	84-4948289
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+44-7421477289

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Item 8.01 Other Events

As previously reported on a Current Report on Form 8-K filed on August 28, 2025, The Nasdaq Stock Market LLC (“Nasdaq”) notified Next Technology Holding Inc. (the “Company”) that Nasdaq believed the Company no longer had an operating business and therefore constituted a “public shell,” and that the continued listing of its common stock was not warranted. The Company timely requested a hearing before a Nasdaq hearing panel, which automatically stayed any suspension or delisting action pending the hearing.

The hearing was originally scheduled for October 7, 2025. In advance of the hearing, the Company submitted written materials, held telephonic discussions with Nasdaq and filed a Current Report on Form 8-K on September 26, 2025, disclosing the Company’s recent business development.

On September 29, 2025, the Company received a letter from Nasdaq stating that Nasdaq has determined the Company does have an operating business, and is not a “public shell,” and that Nasdaq is withdrawing the delisting determination. Nasdaq indicated that this matter is closed, and the Company’s common stock will remain listed on the Nasdaq Capital Market. No further action is required with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Weihong LIU
Name:	Weihong LIU
Title:	Chief Executive Officer

Dated: September 29, 2025

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